Exhibit 15.1
[Letterhead of Maples and Calder]

Our ref:	ELB\604835\3811787v1
Direct	+852 2971 3035
Email	emily.brown@maplesandcalder.com
The9 Limited
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
16 April 2010
Dear Sirs,
The9 Limited (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of April 2010.
Yours faithfully

/s/ Maples and Calder
Maples and Calder